UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 4, 2015

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1400 West 94th Street
Minneapolis, MN 55431

(Address of principal executive offices) (Zip Code)

(952) 887-3131

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2015, Donaldson Company, Inc. issued a press release announcing two officer changes, effective December 8, 2015. James F. Shaw has been appointed to the newly created role of Chief Finance Compliance Officer. Scott J. Robinson will be joining Donaldson as Vice President and Chief Financial Officer. Certain biographical information about Mr. Robinson is included in the press release filed as Exhibit 99.1 to, and incorporated by reference in, this report.

The Company’s executive compensation program elements applicable to Mr. Robinson are described in the Compensation, Discussion and Analysis (“CD&A”) section of the Company’s Fiscal 2015 Proxy Statement filed with the SEC, and include: Base Salary, Annual Cash Incentive, Long-Term Equity (includes Long-Term Compensation Awards, Stock Options, and Restricted Stock), Benefits, and Change in Control (“CIC”) Agreement. Mr. Robinson’s annual base salary will be $400,000, his annual cash incentive target opportunity as a percentage of his base salary will be 50% and his fiscal 2016 long-term incentive awards will have a value equal to $450,000, a portion of which will be pro-rated for the portion of Mr. Robinson’s employment during the applicable performance period and will be granted at the time of the annual grants to other executive officers. The Human Resources Committee of the Board of Directors also approved a grant of 7,500 shares of restricted stock that will cliff vest five years from the date of grant of December 8, 2015.

The Company has entered into Change in Control Agreements with its Executive Officers. Other than the CIC Agreements, the Company does not have any employment contracts with its Executive Officers. Mr. Robinson will be provided, on the effective date of his appointment, with a Change in Control Agreement at the Vice President level as described in the CD&A. He also will be a participant in the Company’s Long-Term Compensation Plan, Annual Cash Incentive Plan, and the annual stock option award program, which programs are described in the CD&A. He will also be eligible for the Deferred Compensation and 401(k) Excess Plan, as described in the CD&A.

Item 9.01. Financial Statements and Exhibits

(d)  Exhibits

99.1        Press Release dated December 4, 2015 issued by Donaldson Company, Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 7, 2015

DONALDSON COMPANY, INC.

By:	/s/ Amy C. Becker
	Name:	Amy C. Becker
	Title:	Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated December 4, 2015 issued by Donaldson Company, Inc.